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                                                                  EXHIBIT 10.21B

                        KEWAUNEE SCIENTIFIC CORPORATION
                        COMPENSATION COMMITTEE MEETING
                                 JUNE 17, 1997


                             401+ PLAN RESOLUTION


          RESOLVED, that the Kewaunee Scientific Corporation Executive Deferred Compensation Plan be amended by the adoption of an amendment in the form attached hereto as Exhibit 8.

          FURTHER RESOLVED, that the officers of the Corporation are authorized to take such action as they may determine to be necessary or appropriate to implement the foregoing resolutions.
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                                   EXHIBIT 8

            THIRD AMENDMENT TO THE KEWAUNEE SCIENTIFIC CORPORATION
                     EXECUTIVE DEFERRED COMPENSATION PLAN


          THE Kewaunee Scientific Corporation Executive Deferred Compensation Plan (the "Plan"), as adopted effective January 1, 1992, is hereby amended as follows, pursuant to the authority retained by the Company pursuant to Article VII thereof:

          1. The third sentence of Section 2.2 of the Plan is amended by striking out the phrase "the Company's Incentive Savings Plan" and by substituting the phrase "the 401K Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee Scientific Corporation, as amended from time to time (the 'Incentive Savings Plan')."

          2.  The first sentence of Section 4.1 is amended to read as follows:

          "Each Plan Year the Company shall make supplemental matching contributions on behalf of each Participant in an amount equal to 50 percent of the Participant's pay deferral contributions under Section
          3.1 for such Plan Year but not to exceed (i) four percent of the Participant's compensation for the Plan Year (determined without regard to any limit on the total amount of compensation that may be considered under the Company's Incentive Savings Plan) reduced by (ii) the amount of Matching Contributions made on behalf of the Participant under the Company's Incentive Savings Plan for the Plan Year."

          3. The amendments made herein shall take effect on a date determined by the Committee, not later than January 1, 1998. If the amendment takes effect prior to January 1, 1998, the Committee may allow all Participants a one-time election to increase the amount of their pay deferrals on a prospective basis under Section 3.1 in order to take advantage of such amendments, which election may provide for a deferral at a rate for a portion of the Plan Year that exceeds the maximum rate permitted by Section 3.1, provided that the Participant's deferral for the entire Plan Year does not exceed the limits of Section 3.1, as amended.

          4. In all other respects, the Plan shall remain in full force and effect.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this ___ day of June, 1997.

                                                 KEWAUNEE SCIENTIFIC CORPORATION


                                          By: __________________________________
                                          Its: _________________________________